UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

WESBANCO, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on September 9, 2016, of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 3, 2016 (the “Merger Agreement”), by and between Wesbanco, Inc. (“WesBanco”), Wesbanco Bank, Inc. (“WesBanco Bank”), Your Community Bankshares, Inc. (“YCB”) and Your Community Bank.  Pursuant to the Merger Agreement, on September 9, 2016 YCB was merged with and into WesBanco, with WesBanco surviving (the “Merger”), and immediately thereafter Your Community Bank was merged with and into WesBanco Bank, with WesBanco Bank surviving.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 9, 2016, Gary L. Libs and Kerry M. Stemler, former directors of YCB, were appointed to the Board of Directors of WesBanco, effective immediately following the consummation of the Merger, pursuant to the terms of the Merger Agreement.

Item 7.01	Regulation FD Disclosure.

On September 9, 2016, WesBanco issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of WesBanco.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

  99.1   Press release issued by WesBanco, dated September 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: September 9, 2016	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.     Description

99.1         Press release issued by WesBanco, Inc., dated September 9, 2016.